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                                                                   EXHIBIT 10.37


                           OPTION AMENDMENT AGREEMENT

        This Option Amendment Agreement (this "AGREEMENT") is made effective as of November 3, 1997 by and between La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY") and Peter G. Ulrich ("EXECUTIVE").

        Executive has received grants of options to purchase common stock of the Company pursuant to the Company's 1994 Stock Incentive Plan (the "PLAN") (such options granted to Executive prior to December 31, 1997 being referred to herein as the "OPTIONS"), and the Company and Executive desire to amend the terms of the Options as set forth herein in consideration of Executive's ongoing employment.

        Therefore, notwithstanding anything in the Plan or the terms of grant of the Options to the contrary, the Company and Executive hereby agree that if a Change in Control of the Company (as defined in the Plan in its form as of the date hereof) occurs and Executive's employment with the Company or its successor is terminated by the Company or its successor, or if such a Change in Control occurs and Executive's employment with the Company or its successor is terminated by Executive following any change in Executive's title to any position other than Vice-President or any material reduction by the Company or its successor in Executive's responsibilities (other than any such reduction that is commensurate with Executive's assumption of the position of Vice-President of the surviving company), or any requirement that Executive's place of employment be in other than the San Diego area, then all Options shall automatically vest and become fully exercisable as of the date of termination of Executive's employment (the "TERMINATION DATE"), notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the Plan or grant pursuant to which such Options were received, provided that in no case will such Options be exercisable beyond the duration of the original term thereof, and provided further that nothing herein is intended to require the extension of the exercise period of any Option that qualifies as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, and the exercise period thereof shall not be extended beyond the termination date otherwise provided by the award grant unless Executive, in his sole and unqualified discretion, elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein. This Agreement does not apply to any options granted to Executive after December 31, 1997.

        IN WITNESS WHEREOF, Executive and the Company have entered into this Amendment as of the date written above.

LA JOLLA PHARMACEUTICAL COMPANY

By:   /s/ Steven B. Engle                                 /s/ Peter G. Ulrich
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Name: Steven B. Engle                                        Peter G. Ulrich
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Title: Chairman & CEO
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